EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fidelity National Financial, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 33-11321, 333-103067, 33-32853, 33-15027, 33-34300, 33-45709, 33-45272, 33-15008, 33-56514, 33-64834, 33-64836, 33-83026, 33-61983, 333-32806, 333-48411, 333-61111, 333-64229, 333-52744, 333-89163, 333-83054, 333-68690, 333-104044, 333-109415, 333-114482 and 333-120720) on Form S-8 of Fidelity National Financial, Inc. of our report dated June 21, 2005, relating to the statements of net assets available for benefits of the Fidelity National Financial Group 401(k) Profit Sharing Plan as of December 31, 2004 and 2003, and the related statements of changes in net assets available for benefits for the years then ended and supplemental schedules, which report appears in the December 31, 2004 annual report on Form 11-K of Fidelity National Financial Group 401(k) Profit Sharing Plan.

/s/ KPMG LLP
Jacksonville, Florida
June 28, 2005